As filed with the Securities and Exchange Commission on September 24, 2021
Registration No. 333-256294
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-1 on Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Thryv Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	7374	13-2740040
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Joseph A. Walsh
Chief Executive Officer
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Corey R. Chivers Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Lesley Bolger Thryv Holdings, Inc. 2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas 75261 (972) 453-7000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐
This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-256294), which was initially declared effective on May 21, 2021. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”), on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act, may determine.

EXPLANATORY NOTE
On May 19, 2021, the registrant filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-256294), which was declared effective by the SEC on May 21, 2021, to register for resale by the selling stockholders named in the prospectus up to 25,947,516 shares of the registrant’s common stock, par value $0.0001.
This post-effective amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the registration statement on Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares of common stock that were registered for resale on the registration statement on Form S-1.
All applicable filing fees payable in connection with the registration of the shares of the common stock covered by the registration statement on Form S-1 were previously paid by the registrant at the time of the original filing of the registration statement on Form S-1. No additional securities are registered hereby.
1

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated September 24, 2021
PRELIMINARY PROSPECTUS

Up to 17,272,825 Shares
Thryv Holdings, Inc.
Common Stock
This prospectus relates solely to the offer and sale from time to time of up to 17,272,825 shares of our common stock, par value $0.01 per share (“common stock”) by the selling stockholders identified in this prospectus. See “Principal and Selling Stockholders.” The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of our common stock nor does it require us to issue any shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholders, but we have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker-dealers, or agents. The selling stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “THRY”. On September 23, 2021, the closing price of our common stock as reported on Nasdaq was $28.31 per share.
At the time the selling stockholders offer shares registered by this prospectus, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
The selling stockholders may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.
In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 and any risk factors described in any accompany prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated    , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.”
This prospectus provides you with a general description of the shares the selling stockholders may offer. Each time the selling stockholders sell our shares using this prospectus, to the extent required, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information; Incorporation of Documents by Reference.”
Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC, whether or not incorporated herein by reference, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be.
For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, including, without limitation, statements concerning the conditions of our industry and our operations, performance, and financial condition, including, in particular, statements relating to our business, growth strategies, product development efforts, and future expenses. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:
•	significant competition for our Marketing Services solutions and SaaS offerings which include companies who use components of our SaaS offerings provided by third parties;
•	our potential inability to transition our Marketing Services clients to our Thryv platform, sell our platform into new markets or further penetrate existing markets;
•	our potential failure to manage our growth effectively;
•	our potential failure to successfully expand our current offerings into new markets or further penetrate existing markets;
•	our clients potentially opting not to renew their agreements with us or renewing at lower spend;
•	our potential failure to maintain profitability;
•	our potential failure to provide new or enhanced functionality and features;
•	our potential failure to identify and acquire suitable acquisition candidates;
•	internet search engines and portals potentially terminating or materially altering their agreements with us;
•	our reliance on third-party service providers for many aspects of our business and our potential inability to maintain our strategic relationships with such third-party service providers;
•	our, or our third-party providers’ potential inability to keep pace with rapid technological changes and evolving industry standards;
•	our potential failure to maintain the compatibility of our Thryv platform with third-party applications;
•
the effect of the COVID-19 pandemic on our business, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;

•	our inability to recover should we experience a disaster or other business-continuity problems;
•	the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees;
•	the potential impact of future labor negotiations;
•	our potential failure to comply with applicable privacy, security and data laws, regulations and standards;
•	potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations;

•
potential system interruptions or failures, including cyber-security breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information or our client information;

•	our potential failure to protect our intellectual property rights, proprietary technology, information, processes, and know-how;
•	litigation and regulatory investigations aimed at us or resulting from our actions or the actions of our predecessors;
•	adverse tax laws or regulations or potential changes to existing tax laws or regulations;
•	our potential failure to meet service level commitments under our client contracts;
•	our potential failure to offer high-quality or technical support services;
•	aging software and hardware infrastructure;
•	our, or our third-party service providers’ failure to manage our technical operations infrastructure;
•	our Thryv platform and add-ons potential failure to perform properly;
•	our outstanding indebtedness and our potential inability to generate sufficient cash-flows to meet our debt service obligations;
•	the potential restriction of our future operations by restrictive covenants in the agreements governing our Senior Credit Facilities (as defined below);
•	uncertainty related to the London interbank offered rate (“LIBOR”) and the potential discontinuation of LIBOR in the future;
•	volatility and weakness in bank and capital markets;
•	potential volatility in the public price of our shares of common stock or the failure of an active, liquid, and orderly market for our shares of common stock to be sustained;
•
that none of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer, potentially resulting in sales of substantial amounts of our common stock in the public markets or the perception that sales might occur, which could cause the market price of our common stock to decline;

•	costs, obligations and liabilities incurred as a result of and in connection with being a public company; and
•
additional factors as described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the period ended June 30, 2021, as well as other risk factors described under the heading “Risk Factors” in any applicable prospectus supplement.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus are made only as of the date hereof and thereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or the documents incorporated by reference into this prospectus to conform these statements to actual results or to changes in our expectations, except as may be required by law.
You should read this prospectus, any prospectus supplement or the documents incorporated by reference into this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

THE COMPANY
Our Business
We are dedicated to supporting local, independent businesses and franchises by providing innovative marketing solutions and cloud-based tools to the entrepreneurs who run them. We are one of the largest domestic providers of SaaS end-to-end customer experience tools and digital marketing solutions to small-to-medium sized businesses (“SMBs”). Our solutions enable our SMB clients to generate new business leads, manage their customer relationships and run their day-to-day business operations.
We serve more than 400,000 SMB clients globally through three business segments: SaaS, Marketing Services, and Thryv International. Our expertise in delivering solutions for our client base is rooted in our deep history of serving SMBs. In 2021, SMB demand for integrated technology solutions continues to grow as SMBs adapt their business and service model to facilitate remote working and virtual interactions. We have seen this trend accelerate following the outbreak of the COVID-19 pandemic.
SaaS
Our primary SaaS offerings include Thryv®, our flagship SMB end-to-end customer experience platform, and Thryv Add-ons, including an automated lead generation service that integrates with our Thryv platform, website development, search engine optimization (“SEO”) tools, Hub by Thryv, and ThryvPaySM.
Our surest path to continued relevance and market impact is staying closely connected to our SMB clients, giving them a voice to provide feedback, delivering the enhanced tools they need to meet their goals today, and architecting the award-winning innovations that will help them succeed for years to come. In recent months, we have launched several new initiatives, including a fully integrated verticalized platform tailored for various industries that our SMB clients operate in, a payment processing service created specifically for service-focused businesses, and expanded integration with Google.
•
Verticalized Platform. Thryv’s platform has been verticalized by industry to be a more powerful tool for SMBs through pre-set and tailored specifications, terminology and workflow most relevant to the needs of our clients. For instance, a lawyer can organize multiple cases for the same client, or a contractor can list several home-improvement jobs for the same homeowner. Tailoring the software around key vertical segments reduces friction at the point of sale, simplifies onboarding and allows the user to work smarter every day. The verticalization is integrated throughout the entire backend of Thryv’s end-to-end platform. Therefore, the verbiage, fields, tracking, services offered, labels, dropdown options, marketing campaign libraries, and all aspects of our Thryv platform are pre-configured and tailored for each industry. Thryv currently supports over 20 different industries.

•
ThryvPay. We recently launched ThryvPay, our own branded payment solution that allows users to get paid via credit card and ACH and is tailored to service businesses that want to provide consumers safe, contactless, and fast online payment options. Less than six months after its initial launch, ThryvPay has exceeded $15 million in total payment volume with more than 30,000 transactions completed. Answering the need for a safe, contactless payments option designed for service-based businesses, ThryvPay offers competitive flat-rate processing fees and access to ACH payments, which not only saves business owners money, but provides peace of mind. It also allows users to schedule payments for ongoing services. In the G2 Spring 2021 Report, verified software users ranked Thryv as the No. 3 payment gateway for small businesses, narrowly behind Apple Pay, which holds the No. 2 position, and PayPal at No. 1.

•
Google Integration. Our Thryv platform makes it seamless for SMBs to maximize and manage their exposure on Google by designing a single dashboard for their Google My Business listings, Google Posts, Reserve with Google, insights and analytics, incoming Google Reviews and more. Thryv also serves business owners where they spend most of their time: in their Gmail inbox. With Thryv’s Gmail email service add-on, business owners can continue using the email tool they prefer while benefiting from a more seamless business experience by syncing their Gmail and Thryv contact information. This enhancement allows Thryv clients direct access to Thryv data from within their Gmail account, so all contact information, correspondence, appointments, payments, and other information are viewable in one place.

Marketing Services
Our Marketing Services segment provides both print and digital solutions including our owned and operated Print Yellow Pages, which carry the “The Real Yellow Pages” tagline, our proprietary Internet Yellow Pages, known by the Yellowpages.com, Superpages.com, and Dexknows.com URLs, search engine marketing solutions and other digital media solutions, which include online display and social advertising, online presence, and video and SEO tools. We believe our Marketing Services segment delivers high-quality, cost-effective business leads to our SMB clients, and that our decades of experience in the local U.S. markets gives us a competitive advantage. The breadth of our services offering enables SMBs to craft a comprehensive marketing strategy with us as a one-stop provider. We continue to operate this segment consistent with our strategy of leveraging our nationwide scale and extensive salesforce to attract and manage our clients. Furthermore, we continue to focus on maintaining a highly variable cost structure and maximizing cash flow.
Thryv International
Our Thryv International segment is comprised of Sensis Holdings Limited (“Sensis”), Australia’s leading digital marketing and directory services provider, which the Company acquired on March 1, 2021 (the “Sensis Acquisition”). The Sensis Acquisition brings more than 100,000 existing Sensis clients under the Thryv banner, many of which are ideal candidates for the Thryv platform. As of May 1, 2021, Thryv had sold its first SaaS solution into the Australian marketplace, marking the first international sale for the segment.
Corporate Information
Our principal executive offices are located at 2200 West Airfield Drive, P.O. Box 619810, DFW Airport, TX, 75261, and our main telephone number is (972) 453-7000. Our corporate website address is www.corporate.thryv.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

THE OFFERING
Issuer	Thryv Holdings, Inc.

Selling stockholders	The selling stockholders identified in “Selling Stockholders.”

Common stock offered by the selling stockholders	Up to 17,272,825 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders in this offering. See “Use of Proceeds.”

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 and the other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “THRY.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties discussed in the sections entitled “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “Risk Factors” section in the applicable prospectus supplement, before purchasing any of our common stock. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information; Incorporation of Documents By Reference.”
Risks Related to the Offering and Ownership of Our Common Stock
The trading market of our shares of common stock may not continue to be active or liquid and the market price of our shares of common stock may be volatile.
Our common stock is listed and traded on Nasdaq. Prior to listing on Nasdaq on October 1, 2020, there was no public market for our common stock. An active market for our common stock may not be sustained, which could depress the market price of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock.
An inactive market may also impair our ability to raise capital by selling our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common stock as consideration.
In addition, we cannot predict the prices at which our shares of common stock may trade on Nasdaq, and the market price of our shares of common stock may fluctuate significantly in response to various factors, some of which are beyond our control.
Furthermore, because our direct listing process on Nasdaq was novel and differed significantly from an underwritten initial public offering, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested.
In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting, the public prices of our common stock on Nasdaq. These factors could result in a public price of our common stock that is higher than investors (including institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.
The public price of our common stock also could be subject to wide fluctuations in response to the risk factors described herein and others beyond our control, including:
•	the number of shares of our common stock publicly owned and available for trading;
•	overall performance of the equity markets and/or publicly-listed companies that offer marketing services and SaaS solutions;
•	actual or anticipated fluctuations in our revenue or other operating metrics;
•	our actual or anticipated operating performance and the operating performance of our competitors;
•	changes in the financial projections we provide to the public or our failure to meet these projections;
•
failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

•	any major change in our Board, management, or key personnel;
•	the economy as a whole and market conditions in our industry;
•	rumors and market speculation involving us or other companies in our industry;
•
announcements by us or our competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, including those related to data privacy and cyber-security in the U.S. or globally;
•	lawsuits threatened or filed against us;
•	other events or factors, including those resulting from war, incidents of terrorism, civil unrest, or responses to these events; and
•	sales or expected sales of our common stock by us and our officers, directors and principal stockholders, including Mudrick Capital.
In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.
Future sales of common stock by the selling stockholders and other existing stockholders could cause our share price to decline.
Our common stock is listed and traded on Nasdaq. Prior to listing on Nasdaq on October 1, 2020, there had been no public market for our common stock and there had not been a sustained history of trading in our common stock in “over-the-counter” markets. While our common stock may currently be sold by the selling stockholders pursuant to the Registration Statement or by our other existing stockholders in accordance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, there can be no assurance that any selling stockholders or other existing stockholders will sell any of their shares of common stock and there may be, from time to time, a lack of supply of, or demand for, common stock on Nasdaq. Conversely, the selling stockholders and other existing stockholders may sell all of their shares of common stock, resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be” more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly. Furthermore, the decision by Mudrick Capital, who retains significant ownership of our common stock, to sell, or refrain from selling, shares of common stock from time to time, could impact the market supply and trading volumes of our common stock, thereby affecting market prices and creating additional volatility, which impact will increase if the percentage of shares sold by non-affiliated stockholders or other existing stockholders from time-to-time decreases. Therefore, an active, liquid and orderly trading market for our common stock may not be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.
We have outstanding warrants that are exercisable for our common stock. If these warrants are exercised, the number of shares eligible for resale in the public market would increase and result in potential price volatility and dilution to our stockholders.
As of September 20, 2021, we had outstanding warrants to purchase an aggregate of 5.2 million shares of our common stock at an exercise price of $24.39 per share. The warrants may be exercised in whole or in part at any time prior to their expiration at 5:00 p.m., Pacific Time, on August 15, 2023. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Resales of substantial numbers of shares in the public market in close proximity to the day that our shares of common stock are initially listed on Nasdaq may increase price volatility which could adversely affect the price of our common stock.
Because of its significant ownership of our common stock, Mudrick Capital has significant influence over our business, and its interests may differ from our interests or those of our other stockholders.
As of September 20, 2021, Mudrick Capital beneficially owned and controlled common stock representing approximately 28.9% of the voting power of our outstanding common stock. As a result of this ownership or control of our voting securities, Mudrick Capital will have significant influence over the outcome of certain matters submitted to our stockholders for approval, including the election of directors. This may delay or prevent an acquisition or cause the public price of our common stock to decline. Mudrick Capital may have interests different from yours. Therefore, the concentration of voting power by Mudrick Capital may have an adverse effect on the price of our common stock.
Forecasts of market growth may prove to be inaccurate and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, if at all.
Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. Our forecasts, if any, relating to the expected growth in marketing and management software markets may prove to be inaccurate. Even if these markets experience such forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, our forecasts of market growth should not be taken as necessarily indicative of our future growth.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common stock and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us and/or our business. Securities and industry analysts do not currently and may never, publish research on our company. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, the trading price for our common stock would be adversely affected. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us on a regular basis, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.

USE OF PROCEEDS
All shares of our common stock sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from such sales.
In connection with this offering, we will incur certain issuance costs, consisting of various registration, printing and professional service fees.

SELLING STOCKHOLDERS
The following table sets forth, as of September 20, 2021, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.
The information concerning the beneficial ownership of shares of common stock by the selling stockholders included in this prospectus has been obtained from the selling stockholders. The shares held by the selling stockholders reflected in the table below may be sold by the selling stockholders from time to time in one or more offerings described in this prospectus and any applicable prospectus supplement. The selling stockholders may sell all, some or none of the shares of common stock beneficially owned by them, and therefore we cannot estimate either the number or the percentage of shares of common stock that will be beneficially owned by the selling stockholders following any offering or sale hereunder. We cannot advise you as to whether the selling stockholders will in fact sell any or all of the shares of our common stock that they own.
The selling stockholders listed in the table below may have sold or transferred, or pledged as collateral, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares of our common stock since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time, and any changed information will, if required, be set forth in prospectus supplements or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of September 20, 2021. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. The percentage of beneficial ownership for the following table is based on total shares of common stock outstanding as of September 20, 2021.
	Number of Shares of our Common Stock Beneficially Owned Prior to This Offering		Number of Shares of our Common Stock that May Be Sold in This Offering		Number of Shares of our Common Stock Beneficially Owned After This Offering
Name and address of Selling Stockholders:	Number	%	Number	%	Number	%
Affiliates of Mudrick Capital Management, L.P.(1)	9,819,040	28.9%	9,819,040	28.9%	—	—
Affiliates of GoldenTree Asset Management LP(2)	3,012,595	8.9%	3,012,595	8.9%	—	—
Affiliates of Paulson & Co. Inc.(3)	2,636,475	7.8%	2,636,475	7.8%	—	—
Yosemite Sellers Representative LLC(4)	1,804,715	5.3%	1,804,715	5.3%	—	—
*	Represents beneficial ownership of less than 1% of total shares of common stock outstanding.
(1)
Consists of 1,143,414 shares of common stock held of record by Blackwell Partners LLC Series A, 1,507,413 shares of common stock held of record by Boston Patriot Batterymarch St. LLC, 1,323,740 shares of common stock held of record by Mudrick Distressed Opportunity Drawdown Fund II, L.P., 2,924,062 shares of common stock held of record by Mudrick Distressed Opportunity Fund Global, L.P., 285,346 shares of common stock held of record by P. Mudrick LTD, 93,414 shares of common stock held of record by Verto Direct Opportunity GP, LLC, 2,521,409 shares of common stock held of record by Verto Direct Opportunity II, L.P. The foregoing also includes currently exercisable options held by one or more affiliates of Mudrick Capital to purchase 20,242 shares of common stock. Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. (“Mudrick Capital”). Mr. Mudrick through Mudrick Capital, is responsible for the voting and investment decisions relating to such shares of common stock. Each of the aforementioned entities and individuals disclaims beneficial ownership of the shares of the common stock held of record by any other entity or individual explicitly named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals explicitly named in this footnote is c/o Mudrick Capital Management, L.P., 527 Madison Avenue, 6th Floor, New York, NY 10022.

(2)
Consists of 5,678 shares of common stock held of record by Crown Managed Accounts SPC - Crown/GT Segregated Portfolio, 11,257 shares of common stock held of record by Ginkgo Tree, LLC, 79,285 shares of common stock held of record by GN3 SIP Limited, 273,952 shares of common stock held of record by GoldenTree Distressed Fund 2014 LP, 1,582,486 shares of common stock held of record by GoldenTree Distressed Master Fund 2014 Ltd., 19,020 shares of common stock held of record by GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., 536,447 shares of common stock held of record by GoldenTree Master Fund, Ltd., 349,915 shares of common stock held of record by GoldenTree NJ Distressed Fund 2015 LP, 12,263 shares of common stock held of record by GoldenTree V1 Master Fund, L.P., 15,898 shares of common stock held of record by GT NM, L.P., 10,778 shares of common stock held of record by GTAM TS Investment LLC, 10,832 shares of common stock held of record by High Yield And Bank Loan Series Trust, 4,941 shares of common stock held of record by Louisiana State Employees Retirement System, 3,648 shares of common stock held of record by MA Multi-Sector Opportunistic Fund, LP, and 96,195 shares of common stock held of record by San Bernardino County Employees Retirement Association.

Each of the aforementioned entities named in this footnote (the “GTAM Funds”) are managed by GoldenTree Asset Management LP (“GTAM LP”). GoldenTree Asset Management LLC (“GTAM LLC”) is the General Partner of GTAM LP. Steven A. Tananbaum is the Sole Managing Member of GTAM LLC. GTAM LP has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant GTAM Funds. GTAM LP is not the beneficial owner of the shares. The business address for each of the GTAM Funds is 300 Park Avenue, 21st Floor, New York, NY 10022.
(3)
Consists of 2,636,475 shares of common stock held of record by funds affiliated with Paulson & Co. Inc. (“Paulson”). Paulson manages the funds. In its role as manager, Paulson possesses voting and investment power over the securities that are owned by the funds. John Paulson is the controlling person of Paulson. Each of Paulson and John Paulson may be deemed to indirectly beneficially own the securities directly owned by the funds. The address of each of the entities and individuals explicitly named in this footnote is c/o Paulson & Co. Inc., 1133 Avenue of the Americas, New York, NY 10036.

(4)
Mr. Stephen A. Feinberg indirectly controls Yosemite. Mr. Feinberg disclaims any beneficial ownership of the shares held by Yosemite, except to the extent of his pecuniary interest therein. Pursuant to a Pledge Agreement, dated as of June 30, 2017 (the “Indemnification Agreement”), Yosemite has granted a pledge over the shares to secure payment of certain taxes relating to UTPs for which Yosemite has indemnified the Company pursuant to the Indemnification Agreement. If Yosemite is required to pay the Company any amounts pursuant to the Indemnification Agreement, Yosemite may elect to pay such amounts in cash and/or shares. The address of the entity explicitly named in this footnote is c/o Cerberus Capital Management L.P, ATTN: Office of the General Counsel, 875 Third Ave., 11th Floor, New York, NY 10022.

DESCRIPTION OF CAPITAL STOCK
The following is a description of (i) the material terms of our fourth amended and restated certificate of incorporation and second amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our fourth amended and restated certificate of incorporation and second amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
Authorized Capitalization
Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share and 50,000,000 shares of preferred stock, par value $0.01 per share.
As of September 20, 2021, 33,959,395 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Holders of our common stock are entitled to one vote per share. Directors will be elected by a plurality of the votes cast by the holders of stock entitled to vote in the election. Our stockholders will not have cumulative voting rights. Except as otherwise provided in our fourth amended and restated certificate of incorporation or second amended and restated bylaws or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.
Dividend Rights
Holders of common stock will share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are validly issued, fully paid and nonassessable.
Preferred Stock
Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the designations, powers, rights and preferences of the shares of each such series, and qualifications, limitations and restrictions thereof, including voting rights, dividend rights, conversion rights, exchange rights, liquidation rights and redemption rights and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock, and we have no agreements or plans for the issuance of any shares of preferred stock.
Warrants
On August 15, 2016, we entered into a Warrant Agreement by and among us, Computershare, Inc. and Computershare Trust Company, N.A. (as amended, the “Warrant Agreement”). The Warrant Agreement governs the terms and rights of our warrants to purchase shares of common stock at the applicable exercise price of such warrants. Each warrant represents the right to purchase one share of common stock at an initial exercise price of $24.39 per share. As of September 20, 2021, 9.4 million warrants were outstanding and holders of such warrants are entitled to purchase, in the aggregate, up to 5.2 million shares of common stock.
Exercise
The warrants may be exercised in whole or in part at any time prior to the expiration time of 5:00 p.m. Pacific time on August 15, 2023. The warrants may be exercised upon delivery of a duly completed exercise notice on or prior to the expiration time at the offices of the warrant agent, accompanied by full payment of the exercise price for the number of warrants being exercised and a duly executed joinder to the Company’s Amended and Restated Stockholder’s Agreement.
Fractional Shares
No fractional shares will be issued upon the exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder in accordance with the terms of the Warrant Agreement.
Limitations on Exercise
Each warrant not exercised prior to the expiration time shall become void, and all rights of the warrant holder under the Warrant Agreement shall cease. If a sale of the Company (as defined in the Warrant Agreement) is consummated prior to the expiration time in which 100% of the consideration paid to or received by non-employee holders of common stock in such sale of the Company consists of cash and the sale price is less than or equal to the exercise price on the date the sale of the Company is consummated, each warrant not exercised at or before that date shall also become void.
Rights as Stockholders
The warrant holders do not have the rights or privileges of holders of common stock including, without limitation, the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends on warrant shares or any rights whatsoever as stockholders of the Company, until such warrant is duly exercised in accordance with the Warrant Agreement and such warrant holder is issued shares of common stock in connection therewith.
Restrictions on Transfer
The warrants are transferable, provided that such transfer (i) would be permitted under the terms of our Amended and Restated Stockholders’ Agreement if such warrant constituted shares of common stock and (ii) is not made to a competitor without approval of our Board. The warrants are not transferable, however, if as a result of the transfer, the warrants would be held of record by 1,980 or more persons or 480 or more persons who are not “accredited investors”, or otherwise in circumstances that our Board determines would require us to file reports under the Exchange Act if we are not otherwise subject to such requirements.
Amendment/Termination
The terms of the warrants may be amended, modified or waived by us together with the affirmative vote or consent of the majority holders of the warrants then outstanding; provided that if (i) the exercise price would be increased and/or the number of warrant shares would be decreased (other than pursuant to the adjustment) or (ii) the expiration time is modified to occur earlier, then the consent of each warrant holder affected thereby is required. We and the warrant agent, however, may supplement or amend the Warrant Agreement as necessary without the approval of the warrant holders to cure any ambiguity or mistake so long as such amendment does not adversely affect, alter or change the interests of any warrant holder.
Anti-takeover Provisions
Our fourth amended and restated certificate of incorporation and second amended and restated bylaws contain provisions that delay, defer, or discourage transactions involving an actual or potential change in control of us or change in our management. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are be designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.
Classified Board of Directors
Our fourth amended and restated certificate of incorporation provides that our Board will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our fourth amended and restated certificate of incorporation provides that the number of directors constituting the entire board may be changed only by the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our second amended and restated bylaws also provides that a director may be removed by the affirmative vote of the holders of a majority of our outstanding shares of capital stock entitled to vote generally in the election of directors, and only for cause. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the vote of a majority of our directors then in office. Our classified Board could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Special Meetings of Stockholders and Requirements for Advance Notification of Stockholder Meetings, Nominations, and Proposals
Our second amended and restated bylaws provides that special meetings of the stockholders may be called upon the request of a majority of our Board, the Chairman of our Board or the President and our Chief Executive Officer. Our second amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.
Our second amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our second amended and restated bylaws allows the chairman of any meeting of stockholders to determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No Stockholder Action by Written Consent
Our fourth amended and restated certificate of incorporation and our second amended and restated bylaws provide that after the time that Mudrick Capital and its affiliates collectively own less than 40% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the DGCL
Our fourth amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions apply even if the business combination could be considered beneficial by some stockholders. Our fourth amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL but provides that Mudrick Capital and any of its affiliates or successors, and any group as to which such persons are party do not constitute interested stockholders for purposes of these provisions for so long as they collectively own, directly or indirectly, 10% or more of the voting power of our then outstanding shares of voting stock. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
Amendment to Bylaws and Certificate of Incorporation
Any amendment to our fourth amended and restated certificate of incorporation must first be approved by a majority of our Board and, if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment voting as a single class. Our second amended and restated bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, voting as a single class, without further action by our Board.
Renouncement of Corporate Opportunity
Our fourth amended and restated certificate of incorporation provides that, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to Mudrick Capital, Paulson or GoldenTree or any of their respective affiliates (including, but not limited to, any entity that, directly or indirectly, controls, is controlled by or is under common control with it and including, in the case of Paulson, any individual nominated by Paulson and appointed as a director of the Board as of the date of the fourth amended and restated certificate of incorporation), successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees (other than our company and its subsidiaries) (“Exempted Persons”), even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such Exempted Persons will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us. None of the Exempted Persons has any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.
Exclusive Forum
Our second amended and restated bylaws provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us, any director or our officers or employees arising pursuant to any provision of the DGCL, our fourth amended and restated certificate of incorporation or our second amended and restated bylaws; or (iv) any action asserting a claim against us, any director or our officers or employees that are governed by the internal affairs doctrine. This exclusive forum provision does not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws and rules and regulations promulgated thereunder for which there is exclusive federal or concurrent federal and state jurisdiction. The federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our fourth amended and restated certificate of incorporation described above.

Listing
Our common stock listed on Nasdaq under the symbol “THRY”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc.

PLAN OF DISTRIBUTION
The selling stockholders identified in this prospectus may offer, from time to time, shares of our common stock. We are registering such shares under the terms of the Amended and Restated Stockholders Agreement between us and the selling stockholders. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.
The selling stockholders and their successors, including their transferees, may sell all or a portion of the shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
The shares of our common stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling stockholders may use any one or more of the following methods when selling shares:
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	a debt-for-equity exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
If underwriters are used for the sale of our common stock, to the extent required by law, the names of the underwriters will be set forth in the prospectus or prospectus supplement used by the underwriters to sell those securities. The selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.
If underwriters are used for the sale of our common stock, unless otherwise indicated in the prospectus or prospectus supplement relating to a particular offering of common stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
If underwriters are used for the sale of our common stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our common stock pursuant to this prospectus and any applicable prospectus supplement and to the activities of the selling stockholder. In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) under the Securities Act may be sold under such rules rather than pursuant to this prospectus or a prospectus supplement.
The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell short the shares and deliver common stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus and any applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus and any applicable prospectus supplement. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and any applicable prospectus supplement.
The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our common stock covered by this prospectus and any applicable prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.
At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of shares being offered by the selling stockholders and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
Pursuant to the Amended and Restated Stockholders Agreement, we have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.
The estimated offering expenses payable by the selling stockholders, in addition to any underwriting discounts and commissions that will be paid by the selling stockholders, will be described in any applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries appearing in Thryv Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Sensis Holding Limited at June 30, 2020 and 2019, and for each of the two years in the period ended June 30, 2020, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock covered by this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement, including the exhibits. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying at the website of the SEC referred to above. We also maintain a website at www.corporate.thryv.com where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, (i) on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March, 31, 2021 and June 30, 2021, filed with the SEC on May 13, 2021 and August 11, 2020, respectively;
•	Our Current Reports on Form 8-K, filed with the SEC on March 2, 2021, May 13, 2021 and May 19, 2021;
•	Our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders filed with the SEC on April 28, 2021; and
•
The description of our common stock contained in our Form 8-A filed on September 22, 2020, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Thryv Holdings, Inc., 2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261 or by telephone at (972) 453-7000. These documents may also be found on our website at the address stated above.

17,272,825 Shares

Common Stock
Prospectus
    , 2021

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses to be paid by us in connection with this registration statement and the listing of our common stock. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.
Amount Paid or to be Paid
SEC registration fee	$67,120
FINRA filing fee	92,782
Printing fees and expenses	10,000
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Transfer agent and registrar fees and expenses	5,000
Miscellaneous expenses	75,098
Total	$500,000
Item 15.	Indemnification of Officers and Directors.
We are governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
Our second amended and restated bylaws authorize the indemnification of our officers and directors, consistent with Section 145 of the DGCL, as amended. We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the company, arising out of the person’s services as a director or executive officer.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.
Item 16.	Exhibits and Financial Statement Schedules
(a)	Exhibits:
Exhibit No.	Description
2.1	Share Purchase Agreement (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 2, 2021)
3.1
Fourth Amended and Restated Certificate of Incorporation of Thryv Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on September 24, 2020)

3.2	Second Amended and Restated Bylaws of Thryv Holdings, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed the SEC on September 24, 2020)
4.1
Warrant Agreement, dated August 15, 2016, among Thryv, Inc., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 1, 2020).

4.2
Officer’s Certificate delivered pursuant to the Warrant Agreement, dated November 17, 2016, among Thryv, Inc., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 1, 2020).

4.3
Pledge Agreement, dated June 30, 2017, by and between Yosemite Sellers’ Representative LLC and Thryv Holdings, Inc. (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 1, 2020).

5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 19, 2021).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Thryv Holdings, Inc.
23.2*	Consent of Ernst & Young LLP, Independent Auditors for Sensis Holdings Limited.
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature to the Company’s Registration Statement on Form S-1, filed with the SEC on May 19, 2021).
*	Filed herewith.
(b)	Financial Statement Schedules
All schedules have been omitted because the information required to be set forth therein is not applicable or is included in the consolidated financial statements or related notes incorporated herein by reference.
Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended, or the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 24th day of September 2021.
THRYV HOLDINGS, INC.

By:	/s/ Joseph A. Walsh
	Name:	Joseph A. Walsh
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 24, 2021.
Signature	Title
/s/ Joseph A. Walsh	Chief Executive Officer, President and Director (Principal Executive Officer)
Joseph A. Walsh

/s/ Paul D. Rouse	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Paul D. Rouse

*	Chairman and Director
Jason Mudrick

*	Director
Amer Akhtar

*	Director
Bonnie Kintzer

*	Director
Ryan O’Hara

*	Director
John Slater

*	Director
Lauren Vaccarello

*	Director
Heather Zynczak
*By:	/s/ Joseph A. Walsh
Joseph A. Walsh
Attorney-In-Fact